UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549
FORM 8-A
FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934
BIOHEART, INC.
(Exact name of Registrant as specified in its Charter )

Florida (State of incorporation or organization)	65-0945967 (I.R.S. Employer Identification Number)

13794 NW 4th Street, Suite 212 Sunrise, Florida (Address of principal executive offices)	33325 (Zip Code)
If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box     ☒
If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box     ☐
Securities Act registration statement file number to which this form relates:     333-140672
Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class	Name of each exchange
to be so registered	on which each class is to be registered

Common Stock, par value $0.001 per share.	The NASDAQ Stock Market LLC
Securities to be registered pursuant to Section 12(g) of the Act:     None

TABLE OF CONTENTS

Item 1.	Description of Registrant’s Securities to be Registered	3

Item 2.	Exhibits	3

INFORMATION REQUIRED IN REGISTRATION STATEMENT
Item 1. Description of Registrant’s Securities to be Registered
     A complete description of the common stock, par value $0.001 per share, of Bioheart, Inc., a Florida corporation (the “Registrant”), that is to be registered hereunder is provided under the caption “Description of Capital Stock” in the prospectus contained in the Registrant’s Registration Statement on Form S-1 initially filed with the Securities and Exchange Commission on February 13, 2007 (Registration No.
333-140672), as amended on June 5, 2007, July 12, 2007, August 9, 2007, September 6, 2007 and October 1, 2007 and as may be amended after the date hereof (the “Registration Statement”). Such portion of the Registration Statement is incorporated herein by reference.
Item 2. Exhibits
     Under the Instructions as to Exhibits with respect to Form 8-A, no exhibits are required to be filed, because no other securities of the Registrant are registered on The NASDAQ Stock Market LLC and the securities registered hereby are not being registered pursuant to Section 12(g) of the Exchange Act.

SIGNATURE
     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

BIOHEART, INC.
Date: October 2, 2007	By:	/s/ William M. Pinon
William M. Pinon
President and Chief Executive Officer

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